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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 1998



                               AURA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                     0-17249             95-4106894
  (State or Other Jurisdiction         (Commission        (I.R.S. Employer
of Incorporation or Organization)      File Number)      Identification No.)


                2335 ALASKA AVENUE, EL SEGUNDO, CALIFORNIA 90245
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (310) 643-5300


FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT:  NOT APPLICABLE
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ITEM 5.  OTHER EVENTS

     On March 30, 1998, Aura Systems, Inc. (the "Registrant") issued and sold $8 million of Convertible Debentures (the "Debentures") to a single institutional investor for cash. The Registrant will use the proceeds from the sale of the Debentures for working capital and general corporate purposes. The Debentures bear interest at the rate of 7% per annum, with the entire principal amount due and payable on March 30, 2003, subject to prior redemption or conversion. The Debentures are convertible, at the option of the holder, into the Registrant's Common Stock initially at a fixed conversion price of $3.64 per share, which was 110% of the closing bid price of the Common Stock on the day prior to the closing of the financing. If the average closing price for the five trading days ended June 3, 1998 is less than $4.00, the fixed conversion price will be $3.13. The Debentures are subject to prepayment at the option of the holder, at any time after December 30, 1998, at a price equal to 115% of the principal amount, and prior thereto if the price of the Common Stock falls below $1.75 between the closing and September 30, 1998, or below $2.00 between October 1, 1998 and December 30, 1998. In the event the Registrant fails to prepay the Debentures within five days of the date fixed for prepayment, the conversion price of the Debentures for all conversions taking place thereafter will be equal to the lower of the lowest closing bid price of the Common Stock during the 60 day trading period ending one day prior to any conversion date or the fixed conversion price then in effect.

     As part of the financing, the investor received 2,415,094 five-year Warrants, exercisable at $3.64 per share (which was 110% of the closing bid
price on the day prior to closing).   The Registrant has agreed to register the
resale of the Common Stock which may be issued to the investor upon conversion of the Debentures or exercise of the Warrants.

     Detailed information regarding the terms and conditions of this financing is set forth in the Exhibits which accompany this Report, which are identified in Item 7. The foregoing discussion is qualified in its entirety by the provisions of the agreements between the Company and the Buyer which are filed herewith as Exhibits and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     4.1 Securities Purchase Agreement dated March 30, 1998, by and between Aura Systems, Inc. and the Buyer.

     4.2  Convertible Debenture dated March 30, 1998.

     4.3  Stock Purchase Warrant dated March 30, 1998.

     4.4 Registration Rights Agreement dated March 30, 1998, by and between Aura Systems,

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Inc. and the Buyer.
                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                             AURA SYSTEMS, INC.
                               (Registrant)


Date: April 9, 1998           By:        /s/ Steven C. Veen
                                 --------------------------------------
                                        Steven C. Veen,
                                        Chief Financial Officer
                                        (Chief Financial and Accounting
                                        Officer)


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